EXHIBIT 23.2


                           CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTS



JD American Workwear, Inc.
Coventry, Rhode Island



We hereby consent to the incorporation by reference in the Form S-8 of JD American Workwear, Inc. ( the "Company") of our report dated June 7, 1999, relating to our audit of the 1998 financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended February 28, 1999.



Bederson & Company LLP


West Orange, New Jersey
June 11, 1999